EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lion Biotechnologies, Inc.

Woodland Hills, California

We hereby consent to the use in the foregoing Registration Statement on Form S-3 of our report dated March 27, 2014 relating to the balance sheets of Lion Biotechnologies, Inc. as of December 31, 2013 and 2012, and the related statements of operation, changes in stockholders’ equity (deficiency) and cash flows for the years then ended. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WEINBERG & COMPANY

Los Angeles, California

February 26, 2015